Exhibit 10.1(a)

FIRST AMENDMENT TO

CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of June 30, 2006 (the “Effective Date”), is entered into by and among, (i) EVOLVING SYSTEMS, INC. (“Evolving Systems”), a Delaware corporation and TELECOM SOFTWARE ENTERPRISES, LLC, a Colorado limited liability company (together with Evolving Systems, “Borrowers” and each, a “Borrower”); (ii) EVOLVING SYSTEMS HOLDINGS, INC., a Delaware corporation (“Intermediate Holdco”), as a Guarantor and additional Credit Party; (iii) CAPITALSOURCE FINANCE LLC, a Delaware limited liability company (in its individual capacity, “CapitalSource”), as administrative and payment agent for the Lenders (CapitalSource, in such capacity, “Agent”); and (iv) the LENDERS identified on the signature pages hereto. Capitalized terms used and not otherwise defined herein are used as defined in the Agreement (as defined below).

WHEREAS, the Agent, Lenders and Credit Parties have entered into that certain Credit Agreement dated as of November 14, 2005 (as further amended, supplemented, modified or restated from time to time, the “Agreement”);

WHEREAS, the Credit Parties have requested that Agent and Lenders amend certain provisions of the Agreement and Agent and the Lenders are willing to do so subject to the satisfaction of the conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and the other mutual covenants contained herein, the receipt and sufficiency are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendment.  The following sections of the Agreement are amended as follows:

1.1           Item 2 set forth on Exhibit B-1. Item 2 set forth on Exhibit B-1 of the Agreement is hereby amended to read in full as follows:

“2.           Minimum EBITDA. No Credit Party shall permit EBITDA of the Credit Parties and their consolidated Subsidiaries on a consolidated basis, without duplication, for the twelve (12) month period ending on any date set forth in the table below to be less than the minimum amount set forth in the table below opposite such date:

Date	Minimum EBITDA
June 30, 2006	$4,500,000
September 30, 2006 and December 31, 2006	$4,325,000
March 31, 2007	$4,500,000
June 30, 2007	$4,850,000
September 30, 2007	$5,000,000
December 31, 2007, March 31, 2008, and June 30, 2008	$5,200,000
September 30, 2008 and the end of each quarter thereafter	$5,400,000	”

1.2           Item 3 set forth on Exhibit B-1. Item 3 set forth on Exhibit B-1 of the Agreement is hereby amended to read in full as follows:

“3.           Fixed Charge Coverage Ratio. No Credit Party shall permit the Fixed Charge Coverage Ratio for the Applicable Period ending on the last date of each fiscal quarter to be less than 1.15 to 1.00.”

1.3           Item 5 set forth on Exhibit B-1. The following new definition shall be added to Item 5 set forth on Exhibit B-1 of the Agreement in the appropriate alphabetical order:

“Applicable Period” shall mean (i) for the fiscal quarter ending on June 30, 2006, the nine (9) month period then ending, and (ii) for each fiscal quarter ending thereafter, the twelve (12) month period.”

1.4           Item 5 set forth on Exhibit B-1. The definition of “Fixed Charge Coverage Ratio” is hereby amended to read in full as follows:

“Fixed Charge Coverage Ratio” shall mean, for the Credit Parties and their consolidated Subsidiaries on a consolidated basis and without duplication, on any date of determination, the ratio of (a) EBITDA minus Unfinanced Capital Expenditures minus income and franchise taxes paid in cash, to (b) Fixed Charges, in each case for the Applicable Period.”

1.5           Item 5 set forth on Exhibit B-1. The definition of “Total Debt Service” is hereby amended to read in full as follows:

“Total Debt Service” shall mean, for any period, the sum for Credit Parties and their consolidated Subsidiaries on a consolidated basis amounts of (a) scheduled payments of principal on any and all Total Debt during such period, (b) other required payments of principal on Total Debt other than the Obligations, (c) any other cash amounts due or payable with respect to, in connection with or on Total Debt during such period (excluding (i) any mandatory prepayments of the Obligations and (ii) the partial prepayment of principal of the Loan by the Credit Parties pursuant to Section 2.4 of the Agreement in an amount equal to One Million Dollars ($1,000,000) made in connection with this Amendment), and (d) Interest Expense paid in cash or required to be paid in cash during such period.”

1.6           Item 1 set forth on Schedule 6.7. Item 1 set forth on Schedule 6.7 of the Agreement is hereby amended to read in full as follows:

“1.           On or before July 31, 2006, Evolving Systems and its Subsidiaries shall execute the Transfer Pricing Agreements in form and substance approved by Agent in its Permitted Discretion and deliver copies thereof to Agent.”

SECTION 2. Conditions.  This Amendment and the amendments contained herein shall be subject to satisfaction of the following conditions precedent: (a) the representations and warranties contained herein and in all other Loan Documents shall be true and correct in all material respects as of the Effective Date as if then made, except for such representations and warranties limited by their terms to a specific date; (b) no Default or Event of Default shall be in existence after giving effect to this Amendment; (c) the Credit Parties shall have delivered to Agent an executed copy of this Amendment and each other agreement, document or instrument reasonably requested by the Agent in connection with this Amendment; (d) Agent and the Requisite Lenders shall have consented in writing to all of the provisions and amendments contained in this Amendment, in form and substance satisfactory to Agent; (e) the Credit Parties shall have made a partial prepayment of principal of the Loan pursuant to Section 2.4 of the Agreement in an amount equal to One Million Dollars ($1,000,000), together with the applicable Prepayment Premium of Twenty-Five Thousand Dollars ($25,000) and any accrued interest applicable to such prepayment; (f) a fully executed amendment to the Revolving Loan Agreement satisfactory to Agent; and (g) all proceedings taken in connection with the transactions contemplated by this Amendment and all documentation and other legal matters incident thereto shall be satisfactory to Agent. The Credit Parties agree further that the failure by the Credit Parties to comply with this Section 2 shall be an Event of Default.

SECTION 3. Agreement in Full Force and Effect as Amended.  Except as specifically amended hereby, the Agreement and other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed as so amended. Except as expressly set forth herein, this Amendment shall not be deemed to be a waiver, amendment or modification of any provisions of the Agreement or any other Loan Document or any right, power or remedy of Agent or Lenders, nor constitute a waiver of any provision of the Agreement or any other Loan Document, or any other document, instrument or agreement executed or delivered in connection therewith or of any Default or Event of Default under any of the foregoing, in each case whether arising before or after the Effective Date or as a result of performance hereunder or thereunder. This Amendment also shall not preclude the future exercise of any right, remedy, power, or privilege available to Agent or Lenders whether under the Agreement, the other Loan

Documents, at law or otherwise. All references to the Agreement shall be deemed to mean the Agreement as modified hereby. This Amendment shall not constitute a novation or satisfaction and accord of the Agreement or other Loan Documents, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and conditions of the Agreement and Loan Documents as amended by this Amendment, as though such terms and conditions were set forth herein. Each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Agreement as amended by this Amendment, and each reference herein or in any other Loan Document to the “Agreement” or “Credit Agreement” shall mean and be a reference to the Agreement as amended and modified by this Amendment.

SECTION 4. Representations.  Each Credit Party hereby represents and warrants to Agent and Lenders as of the Effective Date as follows:  (a) it is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of organization; (b) the execution, delivery and performance by it of this Amendment and all other Loan Documents executed or delivered in connection herewith are within its powers, have been duly authorized, and do not contravene (i) its articles of organization, operating agreement, or other organizational documents, or (ii) any applicable law; (c) no consent, license, permit, approval or authorization of, or registration, filing or declaration with any Governmental Authority or other Person, is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment or any other Loan Documents executed or delivered in connection herewith by or against it; (d) this Amendment and all other Loan Documents executed or delivered in connection herewith have been duly executed and delivered by it; (e) this Amendment and all other Loan Documents executed or delivered in connection herewith constitute its legal, valid and binding obligation enforceable against it in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; (f) after giving effect to this Amendment, it is not in default under the Loan Documents and no Default or Event of Default exists, has occurred and is continuing or would result by the execution, delivery or performance of this Amendment; and (g) the representations and warranties contained herein and in all other Loan Documents are true and correct in all material respects as of the Effective Date as if then made, except for such representations and warranties limited by their terms to a specific date.

SECTION 5. Miscellaneous.

5.1          This Amendment may be executed in any number of counterparts (including by facsimile or electronic PDF version), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement. Each party agrees that it will be bound by its own facsimile signature or electronic PDF signature and that it accepts the facsimile or electronic PDF signature of each other party. The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof or thereof. Whenever the context and construction so require, all words herein in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

5.2          This Amendment may not be changed, amended, restated, waived, supplemented, discharged, canceled, terminated or otherwise modified orally or by any course of dealing or in any manner other than as provided in the Agreement. This Amendment shall be considered part of the Agreement and shall be a Loan Document for all purposes under the Agreement and other Loan Documents.

5.3          This Amendment, the Agreement and the Loan Documents constitute the final, entire agreement and understanding between the parties with respect to the subject matter hereof and thereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties, and shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto and thereto. There are no unwritten oral agreements between the parties with respect to the subject matter hereof and thereof.

5.4          THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE CHOICE OF LAW PROVISIONS SET FORTH IN THE AGREEMENT AND SHALL BE SUBJECT TO THE WAIVER OF JURY TRIAL AND NOTICE PROVISIONS OF THE AGREEMENT.

5.5          No Credit Party may assign, delegate or transfer this Amendment or any of its rights or obligations hereunder except as provided in the Agreement. No rights are intended to be created under this Amendment for the benefit of any third party donee, creditor or incidental beneficiary of any Credit Party. Nothing contained in this Amendment shall be construed as a delegation to Agent or Lenders of any Credit Party’s duty of performance, including, without limitation, any duties under any account or contract in which Agent or Lenders have a security interest or Lien. This Amendment shall be binding upon the Credit Parties and their respective successors and assigns. This Amendment shall be binding upon and inure to the benefit of each Lender, Agent, each Transferee, each Participant (to the extent expressly provided in the Agreement only) and all future holders of the Loan, the Notes, the Obligations and/or any of the Collateral, and each of their respective successors and assigns.

5.6          The Credit Parties, jointly and severally, shall pay all reasonable costs and expenses incurred by Agent, Lenders and their Affiliates, including, without limitation, documentation and diligence fees and expenses, all search, audit, appraisal, recording, professional and filing fees and expenses and all other out-of-pocket charges and expenses (including, without limitation, UCC and judgment and tax lien searches and UCC filings and fees for post-Closing UCC and judgment and tax lien searches) and reasonable attorneys’ fees and expenses, in connection with entering into, negotiating, preparing, reviewing and executing this Amendment and the documents, agreements and instruments contemplated hereby and all related agreements, documents and instruments. All of the foregoing shall be charged to Credit Parties’ account and shall be part of the Obligations. If Agent, any Lender or any of their Affiliates uses in-house counsel for any of the purposes set forth above, the Credit Parties expressly agree that their Obligations include reasonable charges for such work commensurate with the reasonable fees that would otherwise be charged by outside legal counsel selected by such Person in its sole discretion for the work performed.

5.7          Each Credit Party hereby: (a) consents to the execution and delivery of this Amendment by the other Credit Parties; (b) agrees that this Amendment shall not limit or diminish the obligations of the subject Credit Party under the Loan Documents; (c) reaffirms its obligations under each of the Loan Documents to which it is a party; and (d) agrees that each of such Loan Documents remains in full force and effect and is hereby ratified and confirmed.

5.8          All representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment and no investigation by Agent or Lenders shall affect such representations or warranties or the right of Agent or Lenders to rely upon them.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties have caused this First Amendment to Credit Agreement to be executed by their respective officers thereunto duly authorized, as of the Effective Date.

BORROWER:	EVOLVING SYSTEMS, INC.

By:

	Name:	Brian R. Ervine
	Title:	Executive Vice President and Chief
Financial and Administrative Officer

BORROWER:	TELECOM SOFTWARE ENTERPRISES, LLC

By:

	Name:	Brian R. Ervine
	Title:	Chief Financial Officer

GUARANTOR:	EVOLVING SYSTEMS HOLDINGS, INC.

By:

	Name:	Brian R. Ervine
	Title:	Executive Vice President and Chief
Financial Officer

AGENT AND A LENDER:	CAPITALSOURCE FINANCE LLC

By:
Name:
Title: